Exhibit 10.2(a)

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of June 21, 2005, is from NYTIS EXPLORATION (USA) INC., a Delaware corporation (“Guarantor”), to BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

RECITALS

A. Nytis Exploration Company LLC (“Borrower”) and the Bank are entering into a Credit Agreement of even date herewith (the “Credit Agreement”), in order to set forth the terms upon which the Bank will make loans to Borrower and by which such loans will be governed and repaid. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B. One of the conditions to the making of loans under the Credit Agreement is that Guarantor deliver this Guaranty to the Bank.

C. Guarantor will benefit from the financial success of Borrower.

GUARANTY

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees with the Bank as follows:

1. Guaranty. Guarantor absolutely and unconditionally guarantees to the Bank the payment of any and all obligations of Borrower under or in connection with the Credit Agreement, including without limitation Borrower’s obligation to pay, in accordance with its terms, a Promissory Note of even date herewith, made by Borrower, payable to the order of the Bank, in the face amount of $20,000,000, with interest and other charges as therein provided, and Borrower’s other obligations to make payments for fees, expenses and other amounts due pursuant to the terms of the Credit Agreement. All of the above-described guaranteed obligations are hereinafter collectively referred to as the “Indebtedness.” During the term of this Guaranty, Guarantor specifically agrees to pay to the Bank, within ten Business Days after written notice from the Bank, any amount not paid by Borrower on or before the due date of such amount (taking into account any applicable grace period for the making of such payment under the Credit Agreement or otherwise granted by the Bank) under or in connection with the Credit Agreement, whether for principal, interest, fees, expenses or other amounts payable thereunder. During the term of this Guaranty, Guarantor also agrees to pay on demand all costs, expenses and attorneys’ fees paid or incurred by the Bank in connection with the enforcement, after the occurrence of an Event of Default, of the Indebtedness or any security therefor, plus interest on such amounts at the highest rate then applicable to any of the Indebtedness.

2. Actions Permitted. The Bank may at any time and from time to time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor, without releasing, impairing or affecting the liability of Guarantor hereunder, upon or without any terms or conditions, and in whole or in part: (a) sell, pledge, surrender, compromise, settle, release, renew, subordinate, extend, substitute, exchange, change or otherwise dispose or deal with in any manner and in any order any Indebtedness, any evidence thereof, or any security therefor; (b) accept any security for or other guaranties of any Indebtedness; (c) fail, neglect or omit to obtain, realize upon or protect any indebtedness or any security therefor, to exercise any lien upon or right to any money, credit or property toward the liquidation of the Indebtedness, or to exercise any other right against Borrower, Guarantor or any other person; and (d) apply any payments and credits to the Indebtedness in any manner and in any order. No act or event (except full payment and discharge of the Indebtedness) which but for this provision could act as a release or impairment of the liability of Guarantor hereunder, shall in any way release, impair or affect the liability of Guarantor hereunder.

3. Defenses; Primary Obligation. Guarantor waives any and all defenses of Borrower pertaining to the Indebtedness, any evidence thereof, and any security therefor, except the defense of discharge by payment. This Guaranty is a primary obligation of Guarantor, and the Bank shall not be required to first resort for payment of the Indebtedness to Borrower or any other person, their properties or estates, or any security or other rights or remedies whatsoever. Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of Borrower or any other person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

4. Other Obligations. The liability of Guarantor under this Guaranty is in addition to and shall be cumulative with any and all other liabilities of Guarantor to the Bank, as guarantor or otherwise, without any limitation as to amount, unless the writing evidencing or creating such other liability specifically provides to the contrary. If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including without limitation the bankruptcy, insolvency or reorganization of Borrower or any other person), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

5. Waiver. Guarantor waives: (a) notice of acceptance of this Guaranty and of the creation and existence of the Indebtedness; (b) presentment, demand for payment, notice of dishonor, notice of nonpayment and protest of any instrument evidencing the Indebtedness; (c) all other demands and notices to Guarantor or any other person and all other actions to establish the liability of Guarantor hereunder; and (d) the right to trial by jury in any action in connection with this Guaranty.

6. Non-Waiver. No delay or failure by the Bank in the exercise of any right or remedy shall constitute a waiver thereof and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise of any other right or remedy.

7. No Subrogation. Guarantor waives all rights of contribution, reimbursement, recourse and subrogation available to Guarantor against any person liable for payment of the Indebtedness or as to any collateral security, but only until the Indebtedness is fully paid and discharged.

8. Amendments and Waivers. No waiver of any of the Bank’s rights hereunder, and no modification or amendment of this Guaranty shall be effective unless the same is in writing duly executed by the Bank, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall not impair or affect the rights of the Bank or the provisions of this Guaranty in any other respect at any other time.

9. Severability; Successors. Any unenforceability or invalidity of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty shall be binding upon Guarantor and upon the successors and assigns of Guarantor, and shall inure to the benefit of the Bank, its successors and assigns.

10. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given upon receipt:

3